Exhibit 99.1

1950 Spectrum Circle, Suite 300

Marietta, GA 30067

1-888-502-BLUE

www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces Retirement of Chief Financial Officer

And Appointment of New Chief Financial Officer

MARIETTA, Ga., March 10, 2020 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, announced today that Susan O’Farrell, its Senior Vice President, Chief Financial Officer, and Treasurer, will be retiring after 35 years of work, including almost six years in her role with the Company. Ms. O’Farrell will remain with the Company until April 12, 2020, and will help prepare for and assist with transitioning her role.

Mitch Lewis, President and Chief Executive Officer, stated, “I am grateful to Susan for all the contributions that she made for and on behalf of BlueLinx as we worked to transform the company together. Susan has been a true partner helping to fundamentally improve our performance. The BlueLinx team wishes her a prosperous retirement as she moves into the next phase of her life.”

“I am deeply appreciative of the opportunity to have served as the Chief Financial Officer of BlueLinx and am leaving the organization in a great position to realize enhanced economic performance as a market leader in wholesale distribution. The skills that I have strengthened working with BlueLinx have been invaluable, and I’m now looking forward to transitioning to the next professional phase of my life,” said Ms. O’Farrell.

The Company also announced today that Kelly C. Janzen will join the Company as its Senior Vice President, Chief Financial Officer, and Treasurer, effective April 13, 2020. Ms. Janzen will be based out of the Company’s headquarters in Marietta, Georgia.

“As we move into the next phase of our development and growth, it’s important that we continue to add highly accomplished, talented, and experienced people to our executive leadership team. Kelly brings a depth and breadth of technical accounting, process improvement, and integration experience to the Company that will enrich the management team, while enabling us to execute successfully on our objectives in 2020 and beyond,” stated, Mr. Lewis.

Ms. Janzen brings over 25 years of experience in various financial roles, most recently as the Chief Accounting Officer of WestRock Company, where she is responsible for all aspects of financial controllership as well as financial information technology. Before joining WestRock, Ms. Janzen served as Vice President, Controller, and Chief Accounting Officer for Baker Hughes Inc., Vice President Finance and Chief Accounting Officer for McDermott International Inc., and served in various leadership roles within the Controllership function with General Electric.

“I’m very excited about joining the management team at BlueLinx. I look forward to working with the company’s entire leadership team to profitably grow sales, improve operating margins and strengthen the balance sheet,” stated Ms. Janzen.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:

Investors:

Mary Moll, Investor Relations

(866) 671-5138

investor@bluelinxco.com

Forward-looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about realizing enhanced economic performance, executing successfully on our objectives in 2020 and beyond, and profitably growing sales, improving operating margins and strengthening the balance sheet.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to monetize real estate assets; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages, including those caused by the spread of contagious illness; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.